SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant [X]
Filed by party other than the registrant  [_]

Check the appropriate box:
[ ]      Preliminary proxy statement
[X]      Definitive proxy statement
[ ]      Definitive additional materials
[ ]      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                (Name of Registrant as Specified in Its Charter)

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[ ]      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-
         6j(2)
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]      Fee computed on table below per Exchange Act Rules 14a-
         6(i)(45) and 0-11

(1) Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)      Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:___________________________________________

(2)      Form, schedule or registration statement no.:_____________________

(3)      Filing party:_____________________________________________________

(4)      Date filed:_______________________________________________________

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                       18201 Von Karman Avenue, Suite 305
                            Irvine, California 92612


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Bristol Technology Systems, Inc., a Delaware corporation (the "Company"), will be held at 18201 Von Karman Avenue, Suite 305, Irvine, California 92612 at 10:00 a.m. on Tuesday, May 20, 1997, for the following purposes:

         Proposal 1. To elect six (6) directors to the Board of Directors until the next annual meeting of stockholders of the Company and until their successors have been elected and qualified;

         Proposal 2. To ratify the appointment of Ernst & Young LLP as auditors of the Company's financial statements for the fiscal year ending December 31, 1997;

         Proposal 3. To consider and act upon a proposal to approve an increase in the number of shares which may be granted under the Company's 1996 Equity Participation Plan from 450,000 to 2,450,000;

     Proposal 4. To consider and act upon a proposal to approve the Company's 1997 Employee Stock Purchase Plan;

and to transact such other business as may properly come before the Meeting or any adjournments thereof.

         The close of business on April 9, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

PLEASE SIGN, DATE AND MAIL YOUR PROXY IN THE ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE MEETING AND, IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        Paul Spindler, Secretary

Dated:  April 14, 1997

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
                       18201 Von Karman Avenue, Suite 305
                            Irvine, California 92612

                                 PROXY STATEMENT
                   ------------------------------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bristol Technology Systems, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 A.M. on May 20, 1997 at 18201 Von Karman Avenue, Suite 305, Irvine, California 92612, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth herein and in the foregoing Notice. This Proxy Statement and the accompanying Proxy are being mailed to the Company's stockholders on or about April 14, 1997.

         At the close of business on April 9, 1997, the record date fixed by the Board of Directors of the Company for determining those stockholders entitled to vote at the Annual Meeting (the "Record Date"), the outstanding shares of the Company entitled to vote consisted of 4,745,654 shares of Common Stock. Each stockholder of record at the close of business on the Record Date is entitled to one vote for each share then held on each matter submitted to a vote of the stockholders.

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected (Proposal 1) by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. Under applicable Delaware state law, if a quorum exists, action on a matter other than the election of directors is approved if a majority of shares voting at the Annual Meeting in person or proxy favor the proposed action. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Abstentions and "broker non-votes" are counted as shares eligible to vote at the Annual Meeting in determining whether a quorum is present, but do not represent votes cast with respect to any Proposal. "Broker non-votes" are shares held by a broker or nominee as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

         A form of proxy is enclosed for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named herein (unless authority to vote is withheld) and in favor of all other proposals stated in the Notice of Annual Meeting and described in this Proxy Statement.

         The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 is enclosed with this Proxy Statement.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

Nominees

         Six (6) of the current members of the Board of Directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until their successors are elected and qualified. The Board of Directors has nominated for election as directors the six (6) persons indicated in the following table. In the election of directors, the proxy holders intend, unless directed otherwise, to vote for the election of the nominees named below, all of whom are now members of the Board of Directors. It is not anticipated that any of the nominees will decline or be unable to serve as director. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated by the present Board of Directors to fill the vacancy.

         The following table gives certain information as to each person nominated for election as a director:

                                             Director
Name                           Age             Since                            Positions
Richard H. Walker               53              1996            President, Chief Executive Officer and
                                                                Director

Paul Spindler                   66              1996            Chairman of the Board, Executive Vice
                                                                President, Secretary

Lawrence Cohen                  53              1996            Vice Chairman of the Board, Executive Vice
                                                                President, Treasurer

Maurice R. Johnson              55              1996            Vice President, Director

Dr. Jack Borsting               67              1996            Director

Dr. Thomas Lutri                41              1996            Director


         RICHARD H. WALKER is a founder of the Company and has served as President, Chief Executive Officer and a director of the Company since its inception in April 1996. Prior to joining the Company, Mr. Walker served as Chairman of the Board and Chief Executive Officer for Castle Office Systems, Inc., a privately owned company that acquires and operates office machine dealerships in the mid-Atlantic region of the United States, from April 1994 to March 1996. Previous to that, Mr. Walker served as Vice President of Toshiba America Information Systems, Inc. ("Toshiba") and General Manager of Toshiba's Electronic Imaging Division from November 1989 to March 1994. Mr. Walker also served as an executive of Matsushita Electric Corporation of America's office automation group from March 1981 to November 1989, most recently as Vice President, Marketing.

         PAUL SPINDLER is a founder of the Company and has served as Chairman of the Board, Executive Vice President and Secretary of the Company since its inception in April 1996. Prior to joining the Company, Mr. Spindler served as President of GCI Spindler, a corporate/investor relations and marketing communications firm, from May 1987 to December 1996.

         LAWRENCE COHEN is a founder of the Company and has served as Vice Chairman of the Board, Executive Vice President and Treasurer of the Company since its inception in April 1996. From November 1990 to September 1996, Mr. Cohen served as Chairman of the Board of BioTime, Inc., a biotechnology company engaged in the artificial plasma business. Mr. Cohen has also served as a director of ASHA Corporation, a publicly traded supplier of traction control systems, from April 1995 to present; a director of Apollo Genetics Inc., a company founded by Mr. Cohen which is engaged in the genetic pharmaceutical business, from January 1993 to the present; a director of Registry Magic Inc., a company founded by Mr. Cohen which develops voice recognition equipment, from November 1995 to present; and a director of Kaye Kotts Associates, Inc. from April 1995 to the present.

         MAURICE R. JOHNSON has served as Vice President and a director of the Company since July 1996. From March 1, 1993 to present, Mr. Johnson has served as President and a director of CRI. From June 1992 to March 1993, Mr. Johnson was a consultant to CRI. Prior to that time, Mr. Johnson served as Vice President of Omron Systems, a manufacturer of electronic components and POS systems, from August 1980 to February 1992.

     DR. JACK BORSTING has served as a director of the Company since November 1996. From August 1988 to present, Dr. Borsting has been an E. Morgan Stanley Professor of Business Administration at the University of Southern California ("USC"). Since January 1995, Dr. Borsting has served as Executive Director of the Center of Telecommunications at USC. Dr. Borsting served as the Dean of the USC School of Business Administration from August 1988 to January 1994. From January 1994 to January 1995, Dr. Borsting was on sabbatical. A former Assistant Secretary of Defense, Dr. Borsting is also a director of Northrop Grumman Corporation, Whitman Medical and TRO Learning, Inc.

     DR. THOMAS LUTRI has served as a director of the Company since November 1996. Dr. Lutri was a founder of Gentle Care, Inc., a home health care company in New York City, and has served as President and Chief Executive Officer from October 1991 to present. Dr. Lutri has served as President and Chief Executive Officer of Family Care, P.C., a New York walk-in medical clinic, from September 1987 to present.

Remuneration of Non-Employee Directors

         Non-Employee Directors are not compensated for their services as Directors of the Company.

Board Committees and Annual Meetings

         During the fiscal year ending December 31, 1996, there were 12 meetings of the Company's Board of Directors. Each Board member attended all of the meetings of the Board of Directors and the meetings of all Committees of the Board of Directors on which he served. Additionally, there were approximately 10 separate actions of the Board of Directors which were taken by unanimous written consent.

         The Audit Committee was established on January 10, 1997. The members of the Audit Committee are Dr. Jack Borsting and Dr. Thomas Lutri, neither of whom are employees of the Company. The functions of the Audit Committee are to define the scope of the audit, review the auditor's reports and comments and monitor the internal auditing procedures of the Company. To date, there have been no meetings of the Audit Committee, however, the Audit Committee is scheduled to meet on a quarterly basis.

         The Compensation Committee was established on December 9, 1996. The members of the Compensation Committee are Dr. Jack Borsting and Dr. Thomas
Lutri, neither of whom are employed by the Company. The functions of the Compensation Committee are to review, discuss and make recommendations to the Board of Directors with respect to all compensation issues requiring Board approval, including, but not limited to, executive compensation and the issuance of stock. In addition, the Compensation Committee is acting Plan Administrator for the Company's 1997 Employee Stock Purchase Plan. The Compensation Committee met on December 9, 1996.

         The Executive Committee was established on December 9, 1996. The members of the Executive Committee are Richard H. Walker, Paul Spindler and Lawrence Cohen. The functions of the Executive Committee include exercising all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, but do not include the power and authority to amend the Company's Certificate of Incorporation, adopt agreements of merger, consolidation or acquisition, recommend to stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommended to stockholders a dissolution of the Company or a revocation of dissolution, amend the Company's bylaws, declare a dividend or authorize the issuance of stock of the Company. The Executive Committee meets from time to time as necessary.

         There is no Nominating Committee of the Board of Directors.

MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

                                   PROPOSAL 2:

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was first appointed independent auditors of the Company in June 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3:

                       APPROVE AMENDMENT OF THE COMPANY'S
                    1996 EQUITY PARTICIPATION PLAN INCREASING
                  THE NUMBER OF SHARES AUTHORIZED TO BE ISSUED
             UNDER THE PLAN TO 2,450,000 SHARES FROM 450,000 SHARES

         On July 31, 1996, in order to attract and retain personnel who possess a high degree of competence, experience and motivation, the Company's Board of Directors adopted and the stockholders of the Company approved the Company's 1996 Equity Participation Plan (the "Stock Option Plan"). A copy of the Amendment to the Stock Option Plan is attached hereto as Exhibit A. At present, the Stock Option Plan, as approved by the Board of Directors of the Company, authorizes the Company to grant both incentive and nonqualified stock options to purchase 450,000 shares of the Company's Common Stock. On April 3, 1997, the Board of Directors approved an increase to 2,450,000 shares under the Stock Option Plan, and the Company is seeking ratification and authorization from the stockholders for such increase. The Company has at the present time 450,000 options outstanding under the Stock Option Plan.

         Since the adoption of the Stock Option Plan on July 31, 1996, the Company has completed its initial public offering of its securities, has consummated certain acquisitions of additional companies in furtherance of its corporate strategy and is in the process of negotiating additional potential acquisitions and will likely complete the acquisitions of other companies in the future in fulfillment of its strategic acquisition program. As a result of such acquisitions and expansion of its operations, the Company will need to retain significant additional key employees. It will be critical for the Company in order to complete such acquisitions, to be able to offer various forms of equity compensation to future key employees in order to attract such key personnel.

         Accordingly, in order to continue to offer incentive compensation in the form of stock ownership in the Company and for the Company to be able to continue to issue stock options and other forms of stock-based incentive compensation under the Stock Option Plan, the Compensation Committee and the Board have deemed it advisable to amend the Stock Option Plan to increase the number of shares authorized to be issued under the Stock Option Plan to 2,450,000 from 450,000 shares. In the opinion of the Compensation Committee and the Board, the authorization to issue additional shares would provide the necessary flexibility to motivate and reward the employees of the Company in a manner that would improve the Company's financial performance. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock voting at the Annual Meeting is necessary to approve the amendment to the Stock Option Plan.

Description of Stock Option Plan

         On July 31, 1996, the Company adopted its Stock Option Plan under which, as approved by the stockholders, 450,000 shares of Common Stock have been reserved for issuance to executive officers, independent directors, other key employees and consultants of the Company upon exercise of options designated as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 or upon exercise of nonstatutory options. The Stock Option Plan is administered by the Compensation Committee consisting of outside members of the Board of Directors which will determine, among other things, the persons to be granted options, the number of shares subject to each option and the option price.

         The exercise price of the shares subject to the options shall be set by the Compensation Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of incentive stock options and options intended to qualify as performance-based compensation, such price shall not be less than 100% of the fair market value of a share of Common Stock, on the date the option is granted; (ii) in the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary thereof, such price shall not be less than 110% of the fair market value of a share of common stock on the date the option is granted; and (iii) in the case of options granted to independent directors, such price shall equal 100% of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that the price of each share subject to each option granted to independent directors on the date of the initial public offering of Common Stock shall equal the initial public offering price (net of underwriting discounts and commissions) per share of Common Stock. In consideration of the granting of an option, the optionee shall remain in the employ of (or to consult for or to serve as an independent director of, as applicable) the Company or any subsidiary of the Company for a period of at least six (6) months (or such shorter period as may be fixed in the Stock Option Agreement or by action of the Compensation Committee following grant of the option) after the option is granted (or until the next annual meeting of stockholders of the Company, in the case of an independent director).

         The term of an option shall be set by the Compensation Committee in its discretion; provided, however, that, (i) in the case of options granted to independent directors, the term shall be ten (10) years from the date the option is granted, without variation or acceleration, and (ii) in the case of incentive stock options, the term shall not be more than ten (10) years from the date the incentive stock option is granted, or five (5) years from such date if the incentive stock option is granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary thereof. Except as limited by requirements of Section 422 of the Code and regulations and rulings thereunder applicable to incentive stock options, the Compensation Committee may extend the terms of any outstanding option in connection with any termination of employment or termination of consultancy of the optionee, or amend any other term or condition of such option relating to such a termination.

         Under the terms of the grant, the period during which the right to exercise an option in whole or in part vests in the optionee shall be set by the Compensation Committee and the Compensation Committee may determine that an option may not be exercised in whole or in part for a specific period after it is granted; provided, however, that unless the Compensation Committee otherwise provides in the terms of the option or otherwise, no option shall be exercisable by any optionee within the period ending six (6) months and one (1) day after the date the option is granted; and provided, further, that options granted to independent directors shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of option grant. At any time after grant of an option, the Compensation Committee may, in its sole discretion accelerate the period during which an option (except an option granted to an independent director) vests. No portion of an option which is unexercisable at termination of employment (for any reason, with or without cause, including, a termination by resignation, discharge, death, disability or retirement), termination of directorship or termination of consultancy, shall thereafter become exercisable, except as may be otherwise provided by the Compensation Committee in the case of options granted to employees or consultants either in the stock option agreement or by action of the Compensation Committee following the grant of the option. No option granted to an independent director may be exercised to any extent by anyone after the first to occur of the following events: (a) the expiration of twelve (12) months from the date of the optionee's death; (b) the expiration of twelve (12) months from the date of the optionee's termination of directorship by reason of permanent and total disability; (c) the expiration of three (3) months from the date of the optionee's termination of directorship for any reason other than such optionee's death or permanent and total disability, unless the optionee dies within said three-month period; or (d) the expiration of ten (10) years from the date the option was granted.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                                   PROPOSAL 4:

                         APPROVAL OF THE COMPANY'S 1997
                          EMPLOYEE STOCK PURCHASE PLAN

         The Company has completed its initial public offering of its securities, has consummated certain acquisitions of additional companies in furtherance of its corporate strategy and is in the process of negotiating additional potential acquisitions and will likely complete the acquisitions of other companies in the future in fulfillment of its strategic acquisition program. As a result of such acquisitions and expansion of its operations, the Company will need to retain significant additional key employees. It will be critical for the Company in order to complete such acquisitions, to be able to offer various forms of equity compensation to future key employees in order to attract such key personnel. Therefore the Board of Directors of the Company and the Plan Administrator propose the establishment of a 1997 Employee Stock Purchase Plan (the "1997 Employees Plan"), a copy of which is attached hereto as Exhibit B providing eligible employees of the Company and its wholly-owned subsidiaries with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan. A total of 200,000 shares of Common Stock will be reserved for issuance pursuant to the 1997 Employees Plan. Unless terminated earlier pursuant to the 1997 Employees Plan, the Plan shall terminate on June 30, 2005.

         Pursuant to the 1997 Employees Plan, shares of Common Stock shall be offered for purchase under the 1997 Employees Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased; or (ii) the Plan shall have been terminated. Each offering period shall have a maximum duration of twenty-four (24) months; provided, however, that the Plan Administrator may designate any duration of an offering period prior to the start date of the offering period and in the absence of any expressed determination otherwise, each offering period shall have a duration of six (6) months and be the same as a single semi-annual period of participation. The initial offering period shall run from July 1, 1997 until the last business day in December 1997. The next offering period shall commence on the first business day in January 1998, and subsequent offering periods shall commence as designated by the Plan Administrator. The participant shall be granted a separate purchase rate for each offering period for which he/she participates. The purchase right shall be granted on the date the employee first joins an offering period (which such time shall not be earlier than July 1, 1997) and shall be automatically exercised on the last business day of June and December occurring within the offering period. No purchase rights granted under the Plan will be exercised and no shares of Common Stock will be issued thereunder until the Company has complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 Registration Statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

         The payroll deduction authorized by the participant for purposes of acquiring shares of Common Stock under the 1997 Employees Plan may be any multiple of one (1%) percent of the base salary paid to the participant during each semi-annual period of participation, up to a maximum of ten (10%) percent. The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following: (i) the participant may, at any time during a semi-annual period of participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator; and (ii) the participant may, prior to the commencement of any new semi-annual period of participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten (10%) percent maximum) shall become effective as of the first day of the first semi-annual period of participation following the filing of such form. Payroll deductions will automatically cease upon the termination of the participant's purchase rate.

         The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available for either authorized unissued shares of Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the 1997 Employees Plan shall not exceed 200,000 shares, subject to adjustment in the event of a change in the Company's outstanding Common Stock as stated below.

         Common Stock shall be purchasable on each semi-annual purchase date within the Offering period at a purchase price equal to eighty-five (85%) percent of the lower of (i) the fair market value per share of Common Stock on the purchaser's entry date into that Offering period; or (ii) the fair market value per share on that semi-annual purchase date. However, for each participant whose entry date is other than the start date of the Offering period, the clause
(i) amount shall in no event be less than the fair market value of the Common Stock on the start date of that Offering period. The number of shares purchasable per participant on each semi-annual purchase date shall be the number of whole shares obtained by dividing the amount collected from the participant through payroll deductions during the semi-annual period of participation ending with that semi-annual purchase date (together with any carryover deductions from the proceeding semi-annual period of participation) by the purchase price in effect for the semi-annual purchase date; provided, however, that the maximum number of shares of Common Stock purchasable per participant on any semi-annual purchase date shall not exceed 1,000 shares, subject to periodic adjustment. Purchase rights shall not be granted under the 1997 Employee's Plan to any eligible employee if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five (5%) percent or more of the total combined voting power of all classes of stock of the Company or any of its corporate affiliates.

         Payment for the Common Stock purchased under the Plan shall be effected by means of the participant's authorized payroll deductions.

         In the event the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular semi-annual purchase date exceeds the number of shares then available for issuance under the 1997 Employee's Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be promptly refunded to the participant.

         A participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase rights until the shares are actual purchased on the participant's behalf in accordance with the 1997 Employee's Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. No purchase right granted under the 1997 Employee's Plan shall be assignable or transferable by the participant other than by will or by the laws of descent and distribution following the participant's death, and during the participant's lifetime the purchase right shall be exercisable only by the participant.

         In the event of any of the following transactions (a "Change in Ownership") occurring during the Offering period: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (ii) the sale, transfer, or other disposition of all or substantially all of the assets of the Company; (iii) a complete liquidation or dissolution of the Company; or (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) percent of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person holding those securities immediately prior to the merger, all outstanding purchase rights under the 1997 Employee's Plan shall automatically be exercised immediately prior to the effective date of such Change in Ownership by applying the payroll deductions of each participant for the semi-annual period of participation in which such Change in Ownership occurs to the purchase of the whole shares of Common Stock at eighty-five (85%) percent of the lower of (a) the fair market value of the Common Stock on the purchaser's entry date into the Offering period in which such Change in Ownership occurs; or (b) the fair market value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations as stated above shall continue to apply to any such purchase, and the clause (a) amount above shall not, for any participant whose entry date for the Offering period is other than the start date of that Offering period, be less than the fair market value of the Common Stock on such start date. The Company shall use its best efforts to provide at least ten days prior written notice of the occurrence of any Change in Ownership, and participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights.

         No participant in the 1997 Employee's Plan shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the 1997 Employee's Plan if and to the extent such accrual, when aggregated with
(i) rights to purchase Common Stock accrued under any other purchase right outstanding under the 1997 Employee's Plan and (ii) similar rights accrued under other employee stock purchase plans of the Company or its corporate affiliate, would otherwise permit such participant to purchase more than Twenty-Five Thousand ($25,000.00) Dollars worth of stock of the Company or any corporate affiliate (determined on the basis of the fair market value of such stocks on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding. For purposes of applying such accrual limitations, the right to acquire Common Stock shall accrue as follows: (a) no right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand ($25,000.00) Dollars worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) for each calendar year during which one or more of those purchases were at any time outstanding; and (b) if by reason of such accrual limitations, any purchase right of a participant does not accrue for a particular semi-annual period of participation, then the payroll deductions which the participant made during that semi-annual period of participation in excess of such accrual limitations shall be promptly refunded.

         The Board of Directors of the Company may alter, amend, suspend or discontinue the 1997 Employee's Plan following the close of any semi-annual period of participation; provided, however, that the Board may not, without the approval of the Company's stockholders: (i) increase the number of shares issuable  under  the  Plan or the  maximum  number  of  shares  purchasable  per participant on any one semi-annual purchase date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the 1997
Employee's Plan; or (iii) materially increase the benefits accruing to participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any semi-annual period of participation. Should the Company elect to exercise such right, the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected under the 1997 Employee's Plan.

         MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 (i) by each person who is known to the Company to be the owner of more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's Directors,
(iii) by each of the Company's executive officers, and (iv) by all Directors and executive officers of the Company as a group. As of February 28, 1997, there were issued and outstanding 4,745,654 shares of Common Stock of the Company.



                                                       Numbers of                           Percentage
   Name and Address                                  Shares of Stock                         of Shares
of Beneficial Owner(1)(2)                          Beneficially Owned                       Outstanding
-------------------------                          ------------------                       -----------
Walker Trust(3)                                          748,477                               15.8%
The Spindler Family Trust(4)                             750,478                               15.8%
East Ocean Limited Partnership (5)                       740,478                               15.6%
Dr. Jack Borsting                                         10,595                                 *
Dr. Thomas Lutri                                         105,950                                2.2%
Mr. Maurice R. Johnson                                    13,243                                 *
All directors and officers
  as a group (7 persons)                               2,369,221                               49.9%

----------
*Less than one percent

(1) Unless otherwise indicated below, the persons in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
(2) Unless otherwise indicated below, the address of each person is c/o the Company at 18201 Von Karman Avenue, Suite 305, Irvine, California 92612.
(3) All of the 748,477 shares held of record by the Walker Trust are beneficially owned by Mr. Walker, the President, Chief Executive Officer and a director of the Company. Mr. Walker has direct or indirect voting or investment power for the Walker Trust.
(4) All of the 750,478 shares held of record by The Spindler Family Trust are beneficially owned by Mr. Spindler, the Chairman of the Board, Executive Vice President and Secretary of the Company. Mr. Spindler has direct or indirect voting or investment power for the Spindler Trust.
(5) All of the 740,478 shares held of record by East Ocean Limited Partnership are beneficially owned by Mr. Cohen, the Vice Chairman of the Board, Executive Vice President and Treasurer of the Company. Mr. Cohen has direct or indirect voting or investment power for East Ocean.


Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were completed.

                             EXECUTIVE COMPENSATION

         The following tables present information concerning the cash compensation and stock options provided to the Company's Chief Executive Officer and each additional executive officer whose total annualized compensation exceeded $100,000 for the period from inception (April 3, 1996) to December 31, 1996. The notes to these tables provide more specific information regarding compensation.


                           SUMMARY COMPENSATION TABLE

                                                                                                     Long-Term
                                                        Annual Compensation                       Compensation
                                                                                                     Awards
                                                                                                   Securities
                                                                                                   Underlying
                                                                              Other Annual           Options           All Other
    Name and                      Fiscal        Salary          Bonus         Compensation            /SARs          Compensation
Principal Position                 Year           ($)            ($)               ($)                 (#)                ($)
------------------------------------------------------------------------------------------------------------------------------------
Richard H. Walker                  1996         $74,293         --                 --                100,000               --
President, Chief
Executive Officer
& Director

Maurice R. Johnson(a)              1996         $50,000        $37,500(b)          --                 37,500           $1,495(c)
Vice President,
Director (also
President of CRI)

(a) Amounts disclosed for Mr. Johnson represent compensation earned subsequent to the commencement of his employment with the Company on July 1, 1996.

(b) Under the terms of Mr. Johnson's employment agreement, subject to the sole discretion of the Board of Directors as to whether he has performed his duties satisfactorily, the Company will pay him a guaranteed minimum bonus of $50,000 per annum; such bonus of $25,000 was paid to Mr. Johnson in 1996 for the period from July 1, 1996 to December 31, 1996. In addition, Mr. Johnson was paid a bonus of $12,500 by the Company upon the Company's completion of its acquisition of Cash Registers, Inc. ("CRI"), a wholly-owned subsidiary of the Company. (c) Amount represents the Company's matching contribution to the CRI 401(k) plan.

Employment Agreements

     The Company has entered into employment agreements Richard H. Walker and Maurice Johnson. Mr. Walker's employment agreement provides that he will receive a salary of $225,000 per year, subject to upward revision during the term of the agreement. Beginning April 3, 1997, Mr. Walker's salary increased to $247,500 per year. Mr. Walker's employment agreement terminates on December 31, 2001. Mr. Johnson's employment agreement provides that he will receive a salary of $100,000, plus a minimum guaranteed bonus of $50,000 per year, subject to the sole discretion of the Board of Directors. Mr.

Johnson's agreement has an initial term of five years, which terminates on June 30, 2001. Both employment agreements contain confidentiality provisions and covenants not to compete.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following tables set forth certain information concerning options granted as of December 31, 1996. The Company has not granted any SARs to date.

                                Number of              % of Total
                               Securities             Options/SARs
                               Underlying              Granted to
                              Options/SARs            Employees in             Base Price       Expiration
        Name                  Granted(a)(#)            Fiscal Year              ($/Share)          Date
----------------------------------------------------------------------------------------------------------
Richard H. Walker                39,400                  10.02%                  $6.00           7/31/01
                                 60,600                  15.41%                  $6.60           7/31/01
Maurice R. Johnson               37,500                   9.54%                  $6.00           7/31/06

(a) All options vest and become exercisable at the rate of 25% per year commencing on the first anniversary of the date of grant.


                       AGGREGATED OPTION/SAR EXERCISES IN
                      LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION/SAR VALUES

                                                                 Number of Securities
                                                                Underlying Unexercised            Value of Unexercised in-the-
                                                                    Options/SARs at                   Money Options/SARs at
                                                                  Fiscal Year-End (#)                 Fiscal Year-End($)(1)
                                                            ------------------------------         ---------------------------

                                  Shares          Value
                                Acquired on     Realized
            Name                Exercise(#)        ($)        Exercisable       Unexercisable       Exercisable      Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Richard H. Walker                   --             --            --               100,000               --             $526,140
Maurice R. Johnson                  --             --            --                37,500               --             $210,938
-----------------------

(1) The average of the high ask and low bid quotations for the Company's Common Stock as reported by NASDAQ on December 31, 1996 was 11 11/16 and the closing bid quotation for the Company's Common Stock as reported by The Wall Street Journal on April 1, 1997 was 11 1/4.


                              CERTAIN RELATIONSHIPS
                            AND RELATED TRANSACTIONS

         The Company was incorporated on April 3, 1996, and in connection with its initial capitalization issued an aggregate of 2,648,745 shares of Common Stock for $.007 per share in the following manner: (i) 785,794 shares were issued to East Ocean Limited Partnership ("East Ocean"), an investor affiliated with Lawrence Cohen; (ii) 732,819 shares were issued to the Walker Family Trust, an investor affiliated with Richard H. Walker; (iii) 732,820 shares were issued to the Spindler Family Trust dated February 1, 1994, an investor affiliated with Paul Spindler; and (iv) the remaining 397,312 shares were issued to two other stockholders of the Company. In August 1996, East Ocean transferred 17,658 shares to each of the Walker Trust and the Spindler Trust for $.007 per share.

         CRI presently leases office space in London, Kentucky on a month-to-month basis from Coye D. King, a director of CRI. Rent paid to Coye D. King for the period from inception (April 3, 1996) to December 31, 1996 was $15,000. In connection with its proposed move from its current location in London, Kentucky, CRI has agreed to negotiate in good faith a definitive lease agreement with Stephen King and Andrew King, Vice Presidents of CRI, as lessors, whereby the latter will lease to CRI up to 12,000 square feet of office and warehouse space in a new, yet to be constructed, office complex in London, Kentucky. Certain terms of the lease have already been agreed to, and it is expected that when signed, the lease will be for ten years and the base rental rate will be $6.00, $8.00 and $10.00 per square feet for years one, two and three through ten, respectively. Management believes that the aforementioned base rental rates are as favorable to the Company as those that could be obtained from unrelated third parties. Upon commencement of the lease for the new office complex, the monthly lease for CRI's current space in London, Kentucky will be terminated without penalty.

         The Company purchases insurance coverage for its corporate office and its CRI subsidiary through an insurance broker who is the brother-in-law of Mr. Walker. The Company paid premiums totaling $121,634 during the period from inception (April 3, 1996) to December 31, 1996 for insurance coverage expiring at various dates through November 1997.

         Maurice Johnson, a director and officer of the Company and an officer of CRI, has made two identical loans to CRI. Each loan is in the principal amount of $20,000 and bears interest at a rate of prime plus 1%. Both principal and interest are due on demand. The Company expects the loans to be paid off in April 1997.

         At December 31, 1996, the Company had an outstanding receivable balance from Michael J. Pollastro in the amount of $60,028. This receivable originated through transactions entered into by ARS in the normal course of business with affiliated companies owned by Mr. Pollastro. The Company also has a receivable balance from a company owned by Mr. Pollastro in the amount of $7,000 at December 31, 1996.

         On June 3, 1996 and in connection with a private placement of the Company's Common Stock, the Company issued 105,950 shares to Dr. Thomas Lutri, a director of the Company, at a price of $0.94 per share. On June 28, 1996, the Company issued 13,243 shares to Mr. Maurice Johnson, Vice President of the Company, and on July 1, 1996 the Company issued 10,595 shares to Dr. Jack Borsting, a director of the Company, in each case at a price of $0.94 per share. The Board of Directors of the Company determined the price of the shares issued to Messrs. Lutri, Johnson and Borsting based on the then current financial condition of the Company and the per share price for such shares equaled the price per share of Common Stock issued on June 28, 1996 to third parties in connection with the private placement of the Company's Common Stock.

                                  OTHER MATTERS

Expenses of Solicitation

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and employees of the Company, by personal interview, telephone and telegraph. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Financial and Other Information

         All  financial   information  is   incorporated  by  reference  to  the
information contained in the Financial Statements included in the Company's Annual Report on Form 10-KSB enclosed herewith.

Stockholder Proposals

         Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than January 20, 1998, in order to be included in the proxy statement and proxy relating to that Annual Meeting.

Discretionary Authority

         The Annual Meeting is called for the specific purposes set forth in the Notice of Annual Meeting as discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement the only matters which management intends to present, or is informed or expects that others will present for action at the Annual Meeting, are those matters specifically referred to in such Notice. As to any matters which may come before the Annual Meeting other than those specified above, the proxy holder will be entitled to exercise discretionary authority.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         Paul Spindler, Secretary


Dated:   April 14, 1997
         Irvine, California

[PROXY]


                        BRISTOL TECHNOLOGY SYSTEMS, INC.

              18201 Von Karman Avenue, Suite 305, Irvine CA 92612

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Richard H. Walker and Paul Spindler as Proxies, each with the power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse, all shares of Common Stock of BRISTOL TECHNOLOGY SYSTEMS, INC. (the "Company") held of record by the undersigned on April 9, 1997, at the Annual Meeting of Stockholders to be held on May 20, 1997 or any adjournment thereof.


                         (To Be Signed on Reverse Side.)

                        Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders

                        BRISTOL TECHNOLOGY SYSTEMS, INC.


                                  May 20, 1997





A |X| Please mark your
      votes as in this
      example.


                                 WITHHOLD
               FOR              AUTHORITY
1. ELECTION                                              NOMINEES: Richard H. Walker
   OF                                                              Paul Spindler
   DIRECTORS  [   ]               [   ]                            Lawrence Cohen
                                                                   Maurice R. Johnson
                                                                   Dr. Jack Borsting
                                                                   Dr. Thomas Lutri
FOR, except vote withheld from the following nominees

_____________________________________________________

                                                                                         FOR     AGAINST     ABSTAIN
Proposal 2: To ratify the appointment of Ernst & Young LLP as auditors of
the Company's financial statementsfor the fiscal year ending December 31, 1997.         [   ]     [   ]       [   ]

Proposal 3: To approve an increase in the number of shares  which may be granted
under the Company's 1996 Equity Participation Plan from 450,000 to 2,450,000.           [   ]     [   ]       [   ]

Proposal 4: To approve the Company's 1997 Employee Stock Purchase Plan.                 [   ]     [   ]       [   ]





SIGNATURE ______________________    DATE ___________1997          SIGNATURE __________________________     DATE ___________1997
                                                                                (IF HELD JOINTLY)

  NOTE: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in Partnership name by authorized person.

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